UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

 _______________________

Date of Report
(Date of earliest
event reported):	October 5, 2012

AgFeed Industries, Inc.

(Exact name of registrant as specified in its charter)

Nevada	1-33674	20-2597168
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Bluegrass Commons Blvd., Suite 310, Hendersonville, Tennessee 37075

(Address of principal executive offices, including zip code)

(917) 804-3584

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

_______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02.            Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 5, 2012, the Board of Directors (the “Board”) of AgFeed Industries, Inc. (the “Company”) and the Board’s Compensation Committee approved grants of options to purchase shares of the Company’s common stock to certain key members of the Company’s management team, including Gerard Daignault, the Company’s Interim Chief Financial Officer. The options were granted with an exercise price per share of $0.39, which was equal to the closing price per share of the Company’s common stock on the date of grant. The options were granted under the Company’s 2010 Long-Term Incentive Plan (the “Plan”) only to the extent a sufficient number of shares remained available for the grant of awards under the Plan. To the extent the number of shares subject to options exceeded the number of shares remaining available under the Plan, the options were granted outside of the Plan but are nevertheless governed by the terms of the Plan as if granted under the Plan. The options were evidenced by stock option award agreements in the form filed as Exhibit 10 to this Current Report on Form 8-K (the “Option Agreement”).

The option granted to Mr. Daignault covers 200,000 shares of the Company’s common stock. The option will become vested and exercisable with respect to one-third of the 200,000 option shares on January 31 of 2013, 2014 and 2015, in each case contingent on Mr. Daignault’s continuous employment with the Company or its affiliates until the applicable vesting date.

The foregoing description of the options is a summary only and is qualified in its entirety by the copy of the Option Agreement filed as Exhibit 10 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.            Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits. The following exhibit is being filed herewith:

(10)	Form of Nonqualified Stock Option Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGFEED INDUSTRIES, INC.

Date: October 11, 2012	By:	/s/ K. Ivan F. Gothner
K. Ivan F. Gothner
Chief Executive Officer

AGFEED INDUSTRIES, INC.

Exhibit Index to Current Report on Form 8-K

Exhibit
Number

(10)	Form of Nonqualified Stock Option Agreement

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